Exhibit (i)(22)

CONSENT OF ALSTON & BIRD, LLP, COUNSEL FOR THE REGISTRANT

We hereby consent to the use of our name and the references to our firm under the caption “Legal Counsel” included in or made a part of Post-Effective Amendment No. 600 to the Registration Statement of Northern Lights Fund Trust II on Form N-1A under the Securities Act of 1933, as amended.

Alston & Bird LLP

By:	/s/ David J. Baum
A Partner

Washington, DC

November 25, 2025